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                                                                  Exhibit (g)(6)
[LOGO] LOOMIS SAYLES FUNDS

                                        June 27, 2005

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Attention: Timothy J. Panaro

Re: Loomis Sayles Funds I (the "Trust")

Dear Mr. Panaro:

This is to advise you that, effective July 1, 2005, one new series has been established in the Trust, the Loomis Sayles Securitized Asset Fund (the "New Fund").

In accordance with the Additional Funds provision in Section 17 of the Custodian Contract, dated December 31, 1993, as amended, between the Trust and State Street Bank and Trust Company (the "Custodian Contract"), the Trust hereby requests that, effective July 1, 2005, you act as Custodian for the New Fund under the terms of the Custodian Contract, as revised by this Letter Agreement.

With respect to the New Fund only, Section 12 of the Custodian Contract is hereby revised to provide that the Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time among the Trust, on behalf of Loomis Sayles Securitized Asset Fund, the Custodian and Loomis, Sayles & Company, L.P. The parties further agree that Loomis, Sayles & Company, L.P., and not the Trust, shall be responsible for payment of such reasonable compensation and expenses relating to the New Fund.
Section 12 of the Custodian Contract shall continue to apply to all other series of the Trust and shall remain unaffected with respect to those series by this Letter Agreement.

Please indicate your acceptance of the foregoing by executing three copies of this Letter Agreement, returning two copies to the Trust and retaining one copy for your records.


By:
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    Michael Kardok
    Treasurer, Loomis Sayles Funds I

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Agreed to this      day of June, 2005.
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State Street Bank and Trust Company


By:
    ------------------------------------
    Joseph L. Hooley
    Executive Vice President


Agreed to this      day of June, 2005.
               ----

Loomis, Sayles & Company, L.P.
   By: Loomis, Sayles & Company, Inc.,
       its general partner


By:
    ------------------------------------
    Kevin Charleston
    Director